Exhibit 10.4

FORM OF WARRANT

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SUPERGEN, INC.

Warrant To Purchase Common Stock of AVI BioPharma, Inc.

Number of Shares:

Date of Issuance: June 24, 2003 (“Issuance Date”)

SuperGen, Inc., a Delaware corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock of AVI BioPharma, Inc. (including all Warrants to Purchase Common Stock of AVI BioPharma, Inc. issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after August 26, 2003, but not after 11:59 P.M., New York City Time, on the Expiration Date (as defined below),                (             ) fully paid nonassessable shares of AVII Common Stock (as defined below) (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15.  This Warrant is one of the Warrants to Purchase Common Stock of AVI BioPharma, Inc. (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of June 24, 2003 (the “Initial Issuance Date”), among the Company and the purchasers (the “Purchasers”) referred to therein (the “Securities Purchase Agreement”).

1.             EXERCISE OF WARRANT.

(a)           Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the holder hereof on any day on or after August 26, 2003, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of such holder’s election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) cashier’s check drawn on a United States bank and (iii) the surrender to a common carrier for overnight delivery to the Company, or as soon as practicable following the date the holder of this Warrant delivers the Exercise Notice to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction).  On or before the third Business Day following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), the Company shall use its reasonable best efforts to cause AVII or the Transfer Agent (X) to transfer and deliver to the address as specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of AVII Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that AVII’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of AVII Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system.  Upon any such transfer of any AVII Common Stock to the holder, the holder shall have good and marketable title to such shares, free and clear of any liens, encumbrances, restrictions, rights of first refusal or rights of any other Person and such shares of AVII Common Stock shall be unrestricted and freely tradable on the Principal Market without any delivery or other requirements whatsoever and without the need for registration under the Securities Act or any state securities laws.  The Company shall use its reasonable best efforts to cause AVII and the Transfer Agent to treat for all purposes the Person or Persons entitled to receive the shares of AVII Common Stock issuable upon exercise of this Warrant as the transferee or transferees of such shares of AVII Common Stock on the date of delivery of the Exercise Notice.  Notwithstanding the provisions of this Section 1(a), the Company shall not be required to deliver shares of AVII Common Stock if (i) the transfer of AVII Common Stock cannot be made pursuant to Rule 144 (as defined in the Securities Purchase Agreement) and the registration statement covering the resale by the Company to the Holder of the AVII Common Stock subject to such Exercise Notice (each such registration statement, an “AVII Registration Statement”) is not effective and available for resales by the Company, (ii) the Company has previously delivered notice to the Holder that the use of such Registration Statement has been suspended in accordance with the terms of the registration rights agreement between the Company and AVII governing such AVII Registration Statement (each such registration rights agreement, an “AVII Registration Rights Agreement”) and (iii) the Company is using its reasonable best efforts to have the effectiveness of such AVII Registration Statement reinstated and otherwise is promptly pursuing its rights and remedies under such AVII Registration Rights Agreement.  If the Company does not deliver AVII Common Stock pursuant to the terms of the immediately preceding sentence, then the Company promptly shall deliver such shares of AVII Common Stock, unrestricted and freely tradable on the Principal Market without any delivery or other requirements whatsoever and without the need for registration under the Securities Act or any state securities laws, either immediately after such AVII Registration Statement once again becomes effective and available for use by the Company or as soon as possible pursuant to Rule 144.  If the number of Warrant Shares represented by this Warrant submitted for exercise pursuant to this Section 1(a) is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of AVII Common Stock are to be transferred upon the exercise of this Warrant, but rather the number of shares of AVII Common Stock to be transferred shall be rounded up to the nearest whole number.  The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)           Exercise Price.  For purposes of this Warrant, “Exercise Price” means $5.00, subject to adjustment as provided herein.

(c)           Company’s Failure to Timely Deliver Securities.  Subject to Section 1(e), if the Company shall fail for any reason or for no reason to deliver to the holder within three Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of AVII Common Stock to which the holder is entitled or to have credited to the holder’s balance account with DTC such number of shares of AVII Common Stock to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall pay as additional damages in cash to such holder on each day after such third Business Day that the delivery of such AVII Common Stock is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of shares of AVII Common Stock not delivered to the holder on a timely basis and to which the holder is entitled and (B) the Closing Sale Price of the AVII Common Stock on the trading day immediately preceding the last possible date which the Company could have delivered such AVII Common Stock to the holder without violating Section 1(a).

(d)           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly transfer to the holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(e)           Limitations on Exercises.  The Company shall not effect the exercise of this Warrant, and no Person (as defined below) who is a holder of this Warrant shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% of the shares of the AVII Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of AVII Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of AVII Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of AVII Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of AVII beneficially owned by such Person and its affiliates (including, without limitation, any debentures, convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Warrant, in determining the number of outstanding shares of AVII Common Stock, a holder may rely on the number of outstanding shares of AVII Common Stock as reflected in (1) AVII’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by AVII or (3) any other notice by AVII or its Transfer Agent setting forth the number of shares of AVII Common Stock outstanding.  For any reason at any time, upon the written or oral request of the holder of this Warrant, the Company shall within two Business Days confirm orally and in writing to the holder of this Warrant to its knowledge the number of shares of AVII Common Stock then outstanding.  In any case, the number of outstanding shares of AVII Common Stock shall be determined after giving effect to the conversion or exercise of securities of AVII, including the SPA Warrants, by the holder of this Warrant and its affiliates since the date as of which such number of outstanding shares of AVII Common Stock was reported and to the extent that such securities of AVII include securities other than this Warrant, the holder shall inform the Company of any such conversions, exchanges or exercises.

(f)            Forced Exercise.  Notwithstanding the foregoing, in the event that at any time following December 31, 2004, the Conditions to Forced Exercise (as defined below) are satisfied, then the Company shall have the right to send a written notice to the holder hereof on the Business Day immediately after the Measuring Period indicating that the holder shall be required to exercise this Warrant on the twentieth (20th) trading day (the “Warrant Cancellation Date”) following receipt of such written notice as to the Warrants for which the holder has not delivered an Exercise Notice as of such forced exercise date.  “Conditions to Forced Exercise “ means the following conditions:  (i) on each day during the period beginning on the first day of the Measuring Period (as defined below) and ending on the Warrant Cancellation Date, the transfer of AVII Common Stock can be made pursuant to Rule 144 or each AVII Registration Statement is effective and available for resales by the Company, (ii) on each day during the period beginning on the Issuance Date and ending on the Warrant Cancellation Date, the AVII Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market; (iii) during the period beginning on the Issuance Date and ending on and including the Warrant Cancellation Date, the Company shall have delivered unrestricted shares of (A) Common Stock upon conversion of, and as interest shares under (as applicable), the Notes (as defined in the Securities Purchase Agreement) and (B) Warrant Shares upon exercise of the Warrants to the holders on a timely basis; (iv) the Company shall not have failed to timely make any payments (after giving effect to any applicable cure periods) to the holder of any SPA Securities; (v) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of the Securities Purchase Agreement, the Registration Rights Agreement and any of the Warrants; and (vii) the Weighted Average Price of the AVII Common Stock on each day during any twenty consecutive trading days (the “Measuring Period”) after December 31, 2004 is equal to or greater than $10.00 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events after the Issuance Date).

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)           Adjustment upon Subdivision or Combination of AVII Common Stock.  If AVII at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of AVII Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If AVII at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of AVII Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Other Considerations.  All calculations under this Section 2 shall be made by the Company in good faith.

3.             RIGHTS UPON DISTRIBUTION OF ASSETS.  If (1) AVII shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of AVII Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, and (2) the holder hereof does not receive such Distribution in accordance with the penultimate sentence of Section 6 hereof, then, in each such case:

(a)           any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of AVII Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the AVII Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of AVII Common Stock, and (ii) the denominator shall be the Closing Bid Price of the AVII Common Stock on the trading day immediately preceding such record date; and

(b)           the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of AVII Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of AVII Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of common stock (“Other Common Stock”) of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant may elect to receive a warrant to purchase Other Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Stock that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.             PURCHASE RIGHTS.

(a)           AVII Purchase Rights.  If at any time AVII grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of AVII Common Stock (including, without limitation, in connection with any Organic Change (as defined below) of AVII) (the “AVII Purchase Rights”), then the Company shall use its reasonable best efforts to cause the holder to acquire, upon the terms applicable to such AVII Purchase Rights, the aggregate AVII Purchase Rights which the holder could have acquired if the holder had held the number of shares of AVII Common Stock acquirable upon complete exercise of this Warrant (without taking into account any limitations or restrictions on the exercisability of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such AVII Purchase Rights, or, if no such record is taken, the date as of which the record holders of AVII Common Stock are to be determined for the grant, issue or sale of such AVII Purchase Rights.

(b)           Organic Change.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.”  Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a reasonably satisfactory written agreement to deliver to the holder of this Warrant in exchange for this Warrant a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant (including an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale).

5.             NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the holder of this Warrant.  Without limiting the generality of the foregoing, the Company (i)  will take all such actions as may be necessary or appropriate in order that the Company may validly and legally transfer shares of AVII Common Stock upon the exercise of this Warrant, free and clear of all Liens (as defined in the Securities Purchase Agreement), and (ii) will, so long as any of the SPA Warrants are outstanding, take all action necessary to keep available its shares of AVII Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 100% of the number of shares of AVII Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.             WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, no holder, solely in such Person’s capacity as a holder of this Warrant, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person’s capacity as a holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 6, (i) the Company will provide the holder of this Warrant with copies of the same notices and other information given to the Company as a stockholder of AVII generally, immediately upon receipt thereof and (ii) the holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions made to the holders of AVII Common Stock to the same extent as if the holder had exercised this Warrant to purchase shares of AVII Common Stock (without regard to any limitations on exchange herein or elsewhere) and had held such shares of AVII Common Stock on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made upon receipt by the Company of the dividend or distribution from AVII.

7.             REISSUANCE OF WARRANTS.

(a)           Transfer of Warrant.  If this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant (in accordance with Section 7(d)), registered as the holder of this Warrant may request, representing the right to purchase the number of Warrant Shares being transferred by the holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

(b)           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)           Warrant Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the holder of this Warrant at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender; provided, however, that no Warrants for fractional shares of AVII Common Stock shall be given.

(d)           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of shares of AVII Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.             NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the holder of this Warrant with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the holder of this Warrant (i) immediately upon any adjustment of the Exercise Price or number of Warrant Shares or number or kind of securities purchasable upon exercise of this Warrant, setting forth in reasonable detail, and certifying, the facts requiring such adjustment and the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record, or in the event that the Company does not so close its books or take a record, at least ten days prior to the date of any such event, (A) with respect to any dividend or distribution upon the AVII Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of AVII Common Stock or (C) for determining rights to vote with respect to any Change of Control (as defined in the SPA Securities), dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder, and (iii) immediately upon obtaining knowledge (A) with respect to any dividend or distribution upon the AVII Common Stock or (B) with respect to any pro rata subscription offer to holders of AVII Common Stock, provided in each case that such information has been made known to the public prior to or in conjunction with such notice being provided to the holder.  Notwithstanding the foregoing, Section 4(i) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Warrant.

9.             AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of SPA Warrants representing at least a majority of the shares of AVII Common Stock obtainable upon exercise of the SPA Warrants then outstanding; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the holder of this Warrant.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding, and any amendment made in conformity with the provisions of this Section 9 shall be biding on all holders of the SPA Warrants then outstanding.

10.           GOVERNING LAW.  This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.           CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the holders of SPA Warrants and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the holder of this Warrant.  If the holder of this Warrant and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the holder of this Warrant, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the holder of this Warrant or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of this Warrant of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Securities Purchase Agreement, the Pledge Agreement (as defined in the Securities Purchase Agreement), the SPA Securities and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.           TRANSFER.          This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, except to “accredited investors” as that term is defined in Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended, and as may otherwise be required by Section 2(i) of the Securities Purchase Agreement.

15.           CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “AVII” means AVI BioPharma, Inc., an Oregon corporation.

(b)           “AVII Common Stock” means (i) the common stock, par value $.0001 per share, of AVII and (ii) any capital stock into which such AVII Common Stock shall have been changed or any capital stock resulting from a reclassification of such AVII Common Stock.

(c)           “Bloomberg” means Bloomberg Financial Markets.

(d)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by

Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the holder.  If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)            “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for AVII Common Stock.

(g)           “Expiration Date” means December 31, 2006, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(h)           “Options” means any rights, warrants or options to subscribe for or purchase AVII Common Stock or Convertible Securities.

(i)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(j)            “Principal Market” means the Nasdaq National Market.

(k)           “Registration Rights Agreement” means that certain registration rights agreement between the Company and the Purchasers.

(l)            “SPA Securities” means the senior exchangeable convertible notes issued pursuant to the Securities Purchase Agreement.

(m)          “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder.  If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock of AVI BioPharma, Inc. to be duly executed as of the Issuance Date set out above.

SUPERGEN, INC.

By:
Name: Joseph Rubinfeld
Title: President/Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK OF AVI BIOPHARMA, INC.

SUPERGEN, INC.

The undersigned holder hereby exercises the right to purchase                   of the shares of Common Stock (“Warrant Shares”) of AVI BioPharma, Inc., an Oregon corporation, held by SuperGen, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock of AVI BioPharma, Inc. (the “Warrant”), and tenders herewith payment to the Company of the aggregate exercise price in full, equal to $                     , together with all applicable transfer taxes, if any.

Please deliver the Warrant Shares in the following name and to the following address:

Deliver to:

Facsimile Number:

Authorization:

Account Number:

  (if electronic book entry transfer)

Transaction Code Number:

  (if electronic book entry transfer)

To the extent the foregoing exercise is for less than the full number of Warrant Shares deliverable pursuant to the Warrant, a replacement Warrant representing the remainder of the Warrant Shares deliverable (and otherwise of like form, tenor and effect) shall be delivered to holder.

Date:	,

Name of Registered holder

By:
Name:
Title:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

SUPERGEN, INC.

By:
Name:
Title: